EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 1, 2010, with respect to the financial statement of Advisors Disciplined Trust 379, comprising Tax Exempt Securities Trust, National Trust Series 456 contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-158997) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
November 2, 2010



















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